SMSC ANNOUNCES FIRST QUARTER FISCAL 2008 RESULTS

Earnings Exceed Prior Expectations

Hauppauge, NY – June 27, 2007 – SMSC (Nasdaq: SMSC) today announced first quarter fiscal 2008 sales and revenues of $81.5 million, down 5.3% from $86.1 million in last fiscal year’s first quarter. On a GAAP basis, first quarter fiscal 2008 net income was $3.2 million, a decrease from $8.6 million in the same period last year, and net income per diluted share was $0.13 versus $0.37 in the first quarter of fiscal 2007. GAAP results for the first quarter of fiscal 2007 include the effect of adopting the SFAS 123R, for which a pretax net credit of $2.6 million was recorded. By comparison, accounting for stock-based compensation under SFAS 123R resulted in a pretax net charge of $4.8 million in the first quarter of 2008.

SMSC also presents non-GAAP financial measures to provide additional insight into underlying operating performance on a comparable basis. Non-GAAP measures exclude charges and credits for Stock Appreciation Rights (SARs) and stock options as recorded pursuant to SFAS 123R, and the amortization of acquired intangible assets. On a non-GAAP basis, for the three months ended May 31, 2007, net income was $7.0 million (a decrease of $0.6 million from last year) and net income per diluted share was $0.29 (a decrease of $0.04 per share from last year). The decrease is largely attributed to a higher tax expense in the quarter.

First quarter sales and revenues in the Consumer Electronics & Infotainment, Mobile & Desktop PC and Industrial & Other markets were $30.8 million, $31.6 million and $19.1 million, or 38%, 39% and 23% of total sales and revenues, respectively.

Cash and short-term investments at May 31, 2007 were $169.8 million, up from $160.0 million as of February 28, 2007, and no bank debt.

Steven J. Bilodeau, Chairman and Chief Executive Officer, said, “As previously announced in April, SMSC’s fiscal first quarter sales declined as a result of both a weak semiconductor market and a decision to reduce low margin business as part of the strategy refinement announced in December. Bookings for the first quarter were robust and we expect a healthy rebound in sales in the current second quarter.”

Mr. Bilodeau further added, “We are also pleased to report that our margin expansion initiative continues on track and yielded significant improvement in the just-completed first quarter with gross margins expanding 2 percentage points on a sequential basis. We reconfirm our expectation that gross margin for the full fiscal year 2008 will increase by 5-6 percentage points over fiscal 2007, and that our non-GAAP operating margin goal (as a percentage of sales) is to reach 17-18% in the second half of the year.”

A management teleconference to discuss first quarter results, the outlook for the second quarter and an update on SMSC’s business model is scheduled for Wednesday, June 27, 2007 at 8:00 A.M. EDT. Sales and revenues in the fiscal second quarter are expected to be in the range of $88 to $90 million and earnings per diluted share are expected to be in the range of $0.37 to $0.40 per share. Guidance is presented on a non-GAAP basis only, given that the GAAP basis charges for equity-based compensation related to SARs cannot be projected reasonably. Slide presentation materials containing additional disclosure regarding results and future earnings expectations, and a link to a webcast of the teleconference will be accessible from the investor relations section of SMSC’s website at www.smsc.com.

Use of Non-GAAP Financial Information:
Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Operations. Reconciliations of GAAP to non-GAAP measures for the three month periods ended May 31, 2007 and 2006 are provided in schedules accompanying this release.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:
SMSC’s quarterly results of operations have not been audited by the Company’s independent accountants. Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, the effects of changing economic conditions domestically and internationally and on our customers; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company’s reports filed with the SEC. Investors are advised to read the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC:
Many of the world’s most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC’s application focus targets key vertical markets including consumer electronics, automotive infotainment, PC and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal system controllers, non-PCI Ethernet, ARCNET, MOST and Hi-Speed USB.

SMSC is headquartered in Hauppauge, New York with operations in North America, Asia and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.

SMSC is a registered trademark of Standard Microsystems Corporation.

Contact:
Carolynne Borders
Director of Corporate Communications
Phone: 631-435-6626
Fax: 631-273-5550
carolynne.borders@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	May 31,
	2007	2006
Sales and revenues	$81,546	$86,144
Costs and expenses:
Costs of goods sold	38,851	44,914
Research and development	17,989	15,168
Selling, general and administrative	20,271	13,803
Amortization of intangible assets	1,641	1,569

Income from operations	2,794	10,690
Interest income	1,402	1,146
Interest expense	(85)	(32)
Other income (expense), net	358	(63)

Income before provision for income taxes	4,469	11,741
Provision for income taxes	1,267	3,108

Net income	$3,202	$8,633

Basic net income per share:	$0.14	$0.40

Diluted net income per share:	$0.13	$0.37

Weighted average common shares outstanding:
Basic	22,790	21,824
Diluted	23,852	23,147

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	May 31,	February 28,
	2007	2007
Assets
Current assets:
Cash and cash equivalents	$30,060	$36,255
Short-term investments	139,750	123,768
Accounts receivable, net	47,735	48,014
Inventories	49,816	50,873
Deferred income taxes	19,047	19,312
Other current assets	9,205	8,751

Total current assets	295,613	286,973

Property, plant and equipment, net	57,844	58,020
Goodwill	99,386	98,259
Intangible assets, net	39,190	40,256
Deferred income taxes	7,256	7,094
Other assets	3,088	3,037

Total assets	$502,377	$493,639

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$22,246	$25,617
Deferred income on shipments to distributors	16,653	12,752
Accrued expenses, income taxes and other liabilities	32,351	36,378

Total current liabilities	71,250	74,747

Deferred income taxes	9,859	10,100
Other liabilities	14,755	16,850

Shareholders’ equity:
Preferred stock	—	—
Common stock	2,542	2,511
Additional paid-in capital	284,835	276,701
Retained earnings	144,347	139,657
Treasury stock, at cost	(32,038)	(32,038)
Accumulated other comprehensive income	6,827	5,111

Total shareholders’ equity	406,513	391,942

Total liabilities and shareholders’ equity	$502,377	$493,639

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three Months Ended May 31,
	2007	2006
Income from operations – GAAP basis (a)	$2,794	$10,690
Non-GAAP adjustments:
Stock-based compensation included in: (b)
Costs of goods sold	326	(488)
Research and development	1,629	(523)
Selling, general and administrative	2,279	(2,058)

	4,234	(3,069)
Amortization of intangible assets (c)	1,641	1,569

Income from operations – non-GAAP basis (d)	$8,669	$9,190

Net income – GAAP basis	$3,202	$8,633
Non-GAAP adjustments (as scheduled above)	5,875	(1,500)
Tax effect of non-GAAP adjustments (e)	(2,115)	459

Net income – non-GAAP basis	$6,962	$7,592

GAAP Net income per share – diluted	$0.13	$0.37

Non-GAAP Net income per share – diluted (f)	$0.29	$0.33

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) 3.4% and 12.4% of total sales and revenues, respectively.

(b)	To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $741K and $31k, in the three month periods ended May 31, 2007 and 2006, respectively. The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they are issued primarily in connection with the Company’s annual employee incentive compensation program

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2006 acquisition of OASIS and the fiscal 2003 acquisition of Gain Technology Corporation.

(d)	10.6% and 10.7% of total sales and revenues, respectively.

(e)	To adjust the provision for income taxes related to the adjustments described in notes (b) and (c) above, based on applicable incremental tax rates.

(f)	Computed using average number of GAAP-equivalent diluted shares outstanding for each period presented.